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                                  EXHIBIT 11.2
                   BENTON OIL AND GAS COMPANY AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
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                                                                                     THREE MONTHS ENDED SEPTEMBER 30,
                                                                                     --------------------------------
                                                                                         1996                1995
                                                                                     ------------        -----------
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PRIMARY EARNINGS PER SHARE
 Net income attributable to common stock                                             $  8,813,291        $ 2,904,374
                                                                                     ============        ===========

 Weighted average number of common shares outstanding                                  27,559,340         25,112,294
                                                                                     ============        ===========

Primary earnings per share                                                           $       0.32        $      0.12
                                                                                     ============        ===========

ADDITIONAL PRIMARY COMPUTATION
 Net income attributable to common stock                                             $  8,813,291        $ 2,904,374
                                                                                     ============        ===========
Shares:
 Weighted average number of common shares outstanding                                  27,559,340         25,112,294
 Add shares assuming exercise of options reduced by the number of shares which could have been purchased with the
     proceeds from exercise of such options                                             2,765,222          1,593,790
                                                                                     ------------        -----------

Primary weighted average number of common shares outstanding
 as adjusted                                                                           30,324,562         26,706,084
                                                                                     ============        ===========

Primary earnings per share                                                           $       0.29        $      0.11
                                                                                     ============        ===========

ASSUMING FULL DILUTION
 Net income attributable to common stock                                             $  8,813,291        $ 2,904,374
                                                                                     ============        ===========
Shares:
 Weighted average number of common shares outstanding                                  27,559,340         25,112,294
 Add shares assuming exercise of options reduced by the number of shares which could have been purchased with the
     proceeds from exercise of such options                                             2,877,307          1,593,790
                                                                                     ------------        -----------

 Weighted average number of common shares outstanding as
     adjusted                                                                          30,436,647         26,706,084
                                                                                     ============        ===========

Earnings per common share assuming full dilution                                     $       0.29        $      0.11
                                                                                     ============        ===========

ADDITIONAL FULLY DILUTED COMPUTATION
Additional adjustment to net income as adjusted per fully diluted computation above:
 Net income attributable to common stock                                             $  8,813,291        $ 2,904,374
 Add after tax interest expense attributable to convertible notes                               0             90,700
 Add after tax interest expense attributable to convertible
     debentures                                                                           (24,667)           113,200
                                                                                     ------------        -----------
      Net income as adjusted                                                         $  8,788,624        $ 3,108,274
                                                                                     ============        ===========

Additional adjustment to weighted average number of shares outstanding:
 Weighted average number of common shares outstanding                                  27,559,340         25,112,294
 Add shares assuming conversion of convertible debentures                                  33,531            572,529
 Add shares assuming conversion of convertible notes                                         --              386,650
 Add shares assuming exercise of options reduced by the number of shares which could have been purchased with the
     proceeds from exercise of such options                                             2,877,307          1,593,790
                                                                                     ------------        -----------

 Weighted average number of common shares outstanding as
     adjusted                                                                          30,470,178         27,665,263
                                                                                     ============        ===========

Earnings per common share assuming full dilution                                     $       0.29        $      0.11
                                                                                     ============        ===========
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